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                                                                    EXHIBIT 21.1

                 THE L.L. KNICKERBOCKER CO., INC. SUBSIDIARIES


KRASNER GROUP, INC.
(Subsidiary of The L.L. Knickerbocker Co., Inc.)

GEORGETOWN COLLECTION, INC.
(Subsidiary of The L.L. Knickerbocker Co., Inc.)

THE L.L. KNICKERBOCKER (THAILAND) CO., LTD.
(Subsidiary of The L.L. Knickerbocker Co., Inc.)

TCJC, INC.
(Subsidiary of Krasner Group, Inc.)

CHARISMA MANUFACTURING CO., INC.
(Subsidiary of Krasner Group, Inc.)

DERMASCIENCE LABORATORIES, INC.
(Subsidiary of Krasner Group, Inc.)

KGI FASHIONS, INC.
(Subsidiary of Krasner Group, Inc.)

MAGIC ATTIC PRESS
(Subsidiary of Georgetown Collection, Inc.)

HARLYN INTERNATIONAL COMPANY, LTD.
(Subsidiary of The L.L. Knickerbocker (Thailand) Co., Inc.)

S.L.S. TRADING CO., LTD.
(Subsidiary of The L.L. Knickerbocker Co., Inc.)